EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Disaboom, Inc. (a development stage company) of our report dated March 21, 2007, which appears in the prospectus dated April 9, 2007, pursuant to Rule 424 (b)(3) in connection with Amendment No. 1 to the Registration Statement on Form SB-2/A (File No. 333-141550).

/s/ GHP Horwath, P.C.

Denver, Colorado
November 5, 2007